AGREEMENT TO TENDER


          THIS AGREEMENT TO TENDER, dated as of October 9, 2002 (the "Agreement"), among Unocal Corporation, a Delaware corporation ("Unocal"), Union Oil Company of California, a California corporation and a wholly owned subsidiary of Unocal ("Union Oil"), Jack D. Hightower ("Hightower"), and each of the other officers of Pure Resources, Inc., a Delaware corporation (the "Company"), who are signatories to this Agreement (collectively with Hightower, the "Officers").

                              W I T N E S S E T H:

          WHEREAS, on September 5, 2002, Union Oil commenced an offer to exchange 0.6527 of a share of common stock, par value $1.00 per share (including the associated preferred stock purchase rights), of Unocal ("Unocal Common Stock"), for each issued and outstanding share of common stock, par value $.01 (the "Company Common Stock") of the Company not owned by Unocal or its subsidiaries, on the terms and conditions contained in Unocal's prospectus, dated September 4, 2002, as amended (the "Prospectus") and in the related letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Initial Offer") and on October 2, 2002 Union Oil amended the Initial Offer to increase the exchange ratio to 0.70 (the "Revised Offer");

          WHEREAS, as of the date hereof, each undersigned Officer owns (beneficially and of record) the number of shares of Company Common Stock (the "Existing Shares") and the number of options to acquire shares of Company Common Stock as is set forth immediately beneath such Officer's name on the signature page of this Agreement, which information the Officer acknowledges is true, correct and complete to the best of his or her knowledge (all such Existing Shares, together with all other shares of Company Common Stock with respect to which the Officer has beneficial ownership as of the date of this Agreement (other than those shares of Company Common Stock held in the Company 401K account of such Officer to the extent that the Officer does not have authority with respect to the disposition of those shares), and any shares of capital stock or other voting securities of the Company, beneficial ownership of which is directly or indirectly acquired after the date hereof, including, without limitation, shares of Company Common Stock acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of the Company received pursuant to any change in the capital stock of the Company, are referred to herein as the "Owned Shares") (for purposes of this Agreement, "beneficial ownership" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Act"), except with respect to Hightower, it shall not include shares of Company Common Stock which are now owned by Union
Oil). The term "Owned Shares" shall not include (i) any shares deemed to be beneficially owned by an Officer pursuant to Rule 13d-3(d)(1)(i)(A) of the Act but not actually owned by such Officer, (ii) any shares of stock with respect to which the Officer has disclaimed beneficial ownership prior to the date hereof in the Company's proxy statement for its 2002 annual meeting of stockholders, or
(iii) any shares of Unocal Common Stock or any options to acquire shares of Unocal Common Stock granted by Unocal or subsequently beneficially owned by an Officer.

          WHEREAS, Hightower is party to that certain Employment Agreement with the Company dated December 13, 1999, as amended (the "Hightower Employment Agreement") pursuant to which Hightower has been granted a Put Option (as defined in the Hightower Employment Agreement) and each of the other Officers is a party to a severance and put right agreement ("Severance and Put Right Agreement") with the Company pursuant to which each has been granted a Put Option (as defined in the respective Severance and Put Right Agreement of each);

          WHEREAS, as a condition to their willingness to amend the Revised Offer to further increase the exchange ratio, Unocal and Union Oil and each of the Officers have agreed to enter into this Agreement;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Unocal, Union Oil and the Officers hereby agree as follows:

                                   ARTICLE I.

                          TENDER OF SHARES; PUT OPTION;
                       AND OTHER COVENANTS OF THE OFFICERS

          Section 1.1. Tender of Shares; Amendment of Revised Offer. In consideration of the Amendment, each of the Officers shall take all actions which he or she has the power to take in order to cause the tender, on or before the fifth business day prior to the expiration of the Revised Offer (as amended by the Amendment or any subsequent amendment), pursuant to the Revised Offer (as amended by the Amendment or any subsequent amendment), all of the Existing Shares and all other Owned Shares, whether owned or acquired prior to the successful completion of the Revised Offer (as amended by the Amendment or any subsequent amendment), and shall not withdraw any such tendered shares unless this Agreement is terminated in accordance with its terms; provided that, (i) the terms and conditions of the Amendment shall be identical to those in the Revised Offer except for amendments which do not materially adversely affect the Officers and (ii) Union Oil shall not acquire in the Revised Offer (as amended by the Amendment or any subsequent amendment) any shares of Company Common Stock which are tendered unless as a result thereof, Union Oil shall beneficially own at least 90% of the total number of issued and outstanding shares of Company Common Stock. Unocal and Union Oil shall take all necessary steps required to amend the Revised Offer to further increase the exchange ratio to 0.74 (the "Amendment") by the third business day following the date hereof. Unocal and Union Oil hereby acknowledge that certain Officers have previously pledged certain of their shares of Company Common Stock to persons other than the Company or its subsidiaries (a list of such pledged shares, a list of the agreements pursuant to which they were pledged, and the agreements pursuant to which the pledgee agrees to tender such shares have been provided to Unocal and Union Oil prior to the execution of this Agreement) and pursuant thereto may be prevented from tendering such shares. Such Officers shall, however, use their reasonable best efforts to cause such shares to be tendered.

          Section 1.2. Put Option; Stock Options. In consideration of the Amendment and notwithstanding anything to the contrary in the Hightower Employment Agreement or the Severance and Put Right Agreements, each Officer agrees that:

          (a) as of the date hereof, no circumstance, event or development has occurred or exists that would permit the Officer to exercise his or her Put Option;

          (b) from and after the date hereof until the termination of this Agreement pursuant to Section 2.1 hereof applicable to such Officer (the "Term"), each Officer will not exercise the Put Option with respect to any of his or her Owned Shares, including any shares acquired after the date hereof whether through the exercise of options or otherwise;

          (c) effective upon the completion of the Revised Offer (as amended by the Amendment or any subsequent amendment), each Officer irrevocably waives any right to exercise his or her Put Option and irrevocably releases any claims or rights of action related to or arising out of or in connection with his or her Put Option or this Agreement (other than the enforcement thereof), whether arising or accruing before, on or after the date hereof, against the Company, Unocal or Union Oil or any of their respective officers, directors, affiliates, representatives or agents;

          (d) from and after the completion of the Revised Offer (as amended by the Amendment or any subsequent amendment), the undersigned Officer's Put Option shall have no further force or effect; and

          (e) from and after the date which is two business days prior to the date the Revised Offer (as amended by the Amendment or any subsequent amendment) is scheduled to expire, and thereafter, for the duration of the Term applicable to such Officer, the undersigned Officer will not exercise any options to acquire Company Common Stock;

provided, however, that for purposes of paragraphs (c) and (d), the completion of the Revised Offer (as amended by the Amendment or any subsequent amendment) shall not be deemed to have occurred unless as a result thereof Unocal beneficially owns at least 90% of the total number of issued and outstanding shares of Company Common Stock and provided further, however, that if this Agreement is terminated (i) pursuant to Section 2.1(iv) or (ii) following completion of the Revised Offer (as amended by the Amendment or any subsequent amendment) pursuant to 2.1(v) or Section 2.1(vi), then paragraphs (b), (c) and
(d) shall not apply to any options to purchase Company Common Stock which are held by the Officer following completion of the Revised Offer (as amended by the Amendment or any subsequent amendment) or to any shares of Company Common Stock obtained upon an exercise of such options, which occurs following the completion of the Revised Offer (as amended by the Amendment or any subsequent amendment), it being agreed that in the event of a termination pursuant to Section 2.1(v) or
Section 2.1(vi), this proviso shall only apply to the Officer who shall have been so terminated or who shall have died, respectively.

          Nothing in this Agreement shall (i) prevent an Officer from exercising options, in accordance with their terms, to acquire shares of Unocal Common Stock received as a result of the conversion of options to acquire shares of Company Common Stock to options to acquire shares of Unocal Common Stock pursuant to the terms of such options and as a result of the merger described in
Section 1.3 hereof or (ii) prevent an Officer from exercising all rights of ownership with respect to any shares of Unocal Common Stock now owned, received in exchange for the tender of Company Common Stock or subsequently acquired pursuant to the exercise of options to acquire shares of Unocal Common Stock.

          Section 1.3. No Inconsistent Actions or Arrangements. Except as contemplated by this Agreement and other than pursuant to those obligations and contracts existing on the date hereof (a list of which has been provided to Unocal and Union Oil), each of the undersigned Officers shall not, during the Term applicable to such Officer (i) transfer (which term shall include, without limitation, any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to any transfer of, any or all of the Owned Shares beneficially owned by him or her or any interest therein, or create or permit to exist any pledge, lien, security interest, mortgage, trust, charge, claim, equity, right of first refusal, limitation on disposition, adverse claim of ownership or use or encumbrance of any kind on the Owned Shares beneficially owned by him or her, provided however, that each Officer may transfer such Officer's Existing Shares pursuant to an agreement to which Unocal and the transferee are parties, which is directly enforceable by Unocal against the transferee to the same extent and with the same degree of enforceability from a legal and practical standpoint as this Agreement, and provided further, that no shares may be transferred by any Officer to the Company or its subsidiaries,
(ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Owned Shares beneficially owned by him or her or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Owned Shares beneficially owned by him or her, (iv) deposit the Owned Shares beneficially owned by him or her into a voting trust or enter into a voting agreement or arrangement with respect to the Owned Shares beneficially owned by him or her, or (v) take any other action that would in any way restrict, limit or interfere with the performance of his or her obligations hereunder or the transactions contemplated hereby or by the Revised Offer (as amended by the Amendment) or the subsequent merger to be consummated thereafter in which all shares of Company Common Stock which are not purchased in the Revised Offer (as amended by the Amendment or any subsequent amendment) are converted into the right to receive 0.74 of a share of Unocal Common Stock (the "Merger"). Nothing in this Agreement shall (i) prevent an Officer from exercising options, in accordance with their terms, to acquire shares of Unocal Common Stock received as a result of the conversion of options to acquire shares of Company Common Stock to options to acquire shares of Unocal Common Stock pursuant to the terms of such options and as a result of the Merger or (ii) prevent an Officer from exercising all rights of ownership with respect to any shares of Unocal Common Stock now owned, received in exchange for the tender of Company Common Stock or subsequently acquired pursuant to the exercise of options to acquire shares of Unocal Common Stock. As to the proviso in clause
(i) in the first sentence of this section, Unocal shall act promptly and reasonably on any agreement presented by an Officer.

          Section 1.4. Stop Transfer. The undersigned Officer shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated inter-est representing any of the Owned Shares, unless such transfer is made to perform his or her obligations under Section 1.1 hereof.

                                  ARTICLE II.

                                  MISCELLANEOUS

          Section 2.1. Termination. This Agreement shall terminate and be of no further force and effect (i) upon the written mutual consent of the parties hereto; (ii) upon the expiration or termination of the Revised Offer (as amended by the Amendment or any subsequent amendment) without any shares of Company Common Stock being accepted for exchange; (iii) if the Revised Offer (as amended by the Amendment or any subsequent Amendment) has not been completed prior to January 10, 2003 (the "Offer Expiration Date"); provided however, that the Offer Expiration Date shall be extended one day for each day the offer cannot be completed because of the action of any court; (iv) if the Merger has not been completed prior to the earlier of (A) 80 days after shares of Company Common Stock have been acquired by Union Oil pursuant to the Revised Offer (as amended by the Amendment or any subsequent amendment) or (B) February 15, 2003 (the "Merger Expiration Date"); (v) with respect to an individual Officer, upon the termination, prior to the Merger, of such Officer's employment by the Company without Cause, as defined in the Hightower Employment Agreement or Severance and Put Agreement, as applicable, provided that termination of this Agreement pursuant to this clause (v) shall not occur if such termination is ordered by any of the Officers without the express prior written consent of Unocal; or (vi) with respect to an individual Officer, 80 days after the death of such Officer, provided that the Merger has not been completed on or before such 80th day. No such termination of this Agreement shall relieve any party hereto from any liability for any breach of this Agreement prior to termination.

          Section 2.2. Notice of Tender Status. Promptly following the tender of all of the Officers' Owned Shares, Unocal or Union Oil shall use all reasonable efforts to cause Mellon Investor Services to provide by facsimile at 915-687-3863 (attention: Susan Rowland) current information regarding the number of shares tendered in the Revised Offer (as amended by the Amendment or any subsequent amendment) in the format and at the frequency received by Unocal or Union Oil. Each Officer hereby agrees to keep such information confidential.

          Section 2.3. Specific Performance. Each party acknowledges that if such party fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury would be caused to the others for which money damages would not be an adequate remedy. In such event, the Officers, Unocal and Union Oil agree that the other parties hereto shall have the right, in addition to any other rights each such party may have, to specific performance of this Agreement. Accordingly, if any party should institute an action or proceeding seeking specific enforcement of the provisions hereof, the breaching party hereby waives the claim or defense such party has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. Each party further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

          Section 2.4. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes any and all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, and this Agreement is intended to confer rights or remedies hereunder only to the parties hereto; provided, however, the rights and remedies under this Agreement shall inure to the benefit of and be enforceable by and against the Officers' personal or legal representatives, executors, administrators, successors, and heirs. Other than as to rights associated with the Put Option or otherwise expressly addressed in this Agreement, nothing herein shall operate to limit, waive, create, modify, enhance or expand any rights an Officer has or obligations the Company has under any agreement between the Company and such Officer, including, without limitation, the Hightower Employment Agreement, each Officer's Severance and Put Right Agreement and all option and indemnification agreements. The Officers represent and warrant that the foregoing agreements referred to in the preceding sentence as presently in effect are identical in substance to the agreements filed by the Company with the United States Securities and Exchange Commission or have been provided to Unocal and Union Oil, and other than as specifically provided herein all such agreements shall remain in full force and effect. In the event this Agreement is terminated in accordance with its terms no amendment shall have been deemed to have been made to any such agreements. Each Officer represents and warrants that since August 20, 2002, neither Pure nor any of its subsidiaries has transferred into trust, escrow or similar arrangement any amounts required to fund any existing benefits (other than actions taken in the ordinary course, consistent with past practice, to fund benefit plans existing prior to August 20, 2002), or any employment or severance agreements with such Officer or has entered into or otherwise effected with such Officer any additional benefit, employment, severance or similar agreements, arrangements or plans or entered into or amended any agreements, arrangements or plans so as to provide for increased or accelerated benefits to such Officer as a result of or in connection with the transactions contemplated by the Offer or the Merger or otherwise modified any existing option, employment or other benefit agreement. The parties agree that nothing contained herein shall be construed as contributing in any way to the establishment of the value or the method of calculation of any Officer's Put Option.


          Section 2.5. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State. The parties hereto irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          Section 2.6. Stock Option Exercise. Unocal shall process exercises of stock options to acquire Unocal Common Stock by the Officers on the same basis and as expeditiously as it processes those of its regular employees.

          Section 2.7. Acquisition Obligation. Unocal and Union Oil agree that notwithstanding anything to the contrary herein, Union Oil shall not acquire in the Revised Offer (as amended by the Amendment and any subsequent amendment) any shares of Company Common Stock which are tendered unless as a result thereof, it shall beneficially own at least 90% of the total issued and outstanding shares of Company Common Stock.

          Section 2.8. Merger. The parties hereto shall use reasonable best efforts to consummate the Merger, subject to injunction or other court order, as soon as reasonably practicable following the successful completion of the Revised Offer (as amended by the Amendment and any subsequent amendment).

          Section 2.9. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

          IN WITNESS WHEREOF, Unocal, Union Oil and the Officers have caused this Agreement to be executed as of the date first written above.

                         UNOCAL CORPORATION


                         By:             /s/ Douglas M. Miller
                                  --------------------------------------------
                         Name:           Douglas M. Miller
                                  --------------------------------------------
                         Title:          Vice President, Corporate Development
                                  --------------------------------------------


                         UNION OIL COMPANY OF CALIFORNIA


                         By:             /s/ Douglas M. Miller
                                  --------------------------------------------
                         Name:           Douglas M. Miller
                                  --------------------------------------------
                         Title:          Vice President, Corporate Development
                                  --------------------------------------------


                         JACK D. HIGHTOWER


                            /s/ Jack D. Hightower
                         -----------------------------------------------------

                         Existing Shares: 1,917,293
                         Options to Purchase
                         Shares of Company
                         Common Stock: 2,063,076



                                   George G. Staley


                                      /s/ George D. Staley
                                   --------------------------

                                   Existing Shares:  461,177
                                   Options to Purchase
                                   Shares of Company
                                   Common Stock:  332,672



                                   William K. White


                                      /s/ William K. White
                                   --------------------------

                                   Existing Shares:  1,391
                                   Options to Purchase
                                   Shares of Company
                                   Common Stock:  314,397



                                   Gary Dupriest


                                      /s/ Gary Dupriest
                                   --------------------------

                                   Existing Shares:  101
                                   Options to Purchase
                                   Shares of Company
                                   Common Stock:  245,711



                                  Rodney L. Woodard


                                     /s/ Rodney L. Woodard
                                  ----------------------------

                                  Existing Shares:  114,974
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  217,867



                                  Dan P. Colwell



                                     /s/ Dan P. Colwell
                                  ----------------------------

                                  Existing Shares:  113,226
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  217,798



                                  Thomas H. Moore



                                     /s/ Thomas H. Moore
                                  ----------------------------

                                  Existing Shares: 123,378
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  217,898



                                  John L. Benfatti


                                     /s/ John L. Benfatti
                                  ----------------------------

                                  Existing Shares:  42,609
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  166,176



                                  Susan D. Rowland


                                     /s/ Susan D. Rowland
                                  ----------------------------

                                  Existing Shares:  22,666
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  165,241



                                  Darin Holderness


                                     /s/ Darin Holderness
                                  ----------------------------

                                  Existing Shares:  144
                                  Options to Purchase
                                  Shares of Company
                                  Common Stock:  159,748